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                                 [LETTERHEAD]


                              September 17, 1997


IntelliQuest Information Group, Inc.
1250 Capital of Texas Highway South
Building One
Austin, Texas 78746

     RE:  INTELLIQUEST INFORMATION GROUP, INC.
          REGISTRATION STATEMENT ON FORM S-3
          FILE NO. 333-35047

Ladies and Gentlemen:

     In connection with the registration of 140,937 shares of common stock, par value $0.0001 (the "Shares"), of IntelliQuest Information Group, Inc., a Delaware corporation (the "Company"), issued to certain stockholders of the Company, under the Securities Act of 1933, as amended, on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on September 5, 1997 (File No. 333-35407), as amended by Amendment No. 1 filed with the Commission on September 17, 1997 (collectively, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

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LATHAM & WATKINS

IntelliQuest Information Group, Inc.
September 17, 1997
Page 2

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

     We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within the state.

     Subject to the foregoing, it is our opinion that the Shares have been validly issued, fully paid and nonassessable.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                            Very truly yours,


                                            /s/  LATHAM & WATKINS